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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CanArgo Energy Corporation on Form S-8 (File No. 333-69766), the registration statement of CanArgo Energy Corporation on Form S-8 (File No. 333-86423), the registration statement on Form S-8 as amended in Post-Effective Amendment No. 1 (File No. 33-82944), the registration statement on Form S-8 (File No. 333-02651), the registration statement on Form S-8 (File No. 333-59367), the registration statement on Form S-3 (File No. 333-43036) and registration statement on Form S-3 (File No. 333-45532) of our report dated March 18, 2002, on our audits of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 2001 and 2000 and for the years ended
December 31, 2001, 2000 and 1999 which report is included in this Annual Report on Form 10-K.



                                             /s/ PricewaterhouseCoopers
                                             -----------------------------------
                                             PRICEWATERHOUSECOOPERS
London, England                              Chartered Accountants
March 18, 2002